EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form F-3 of Innovation Beverage Group Limited of our report dated May 15, 2025, relating to our audit of the consolidated financial statements of Innovation Beverage Group Limited for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Astra Audit & Advisory, LLC

Tampa, Florida

December 29, 2025